UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 12, 2024

ZEVIA PBC

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40630	86-2862492
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15821 Ventura Blvd., Suite 135, Encino, CA		91436
(Address of Principal Executive Offices)		(Zip Code)

(855) 469-3842

(Registrant’s Telephone Number, Including Area Code)

Former Name or Former Address, if Changed Since Last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	ZVIA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Chief Accounting Officer

On April 12, 2024, Hany Mikhail informed Zevia PBC (the “Company”) that he intends to resign as Senior Vice President and Chief Accounting Officer of the Company to pursue other opportunities. Mr. Mikhail will continue in his current role up until May 10, 2024, and thereafter he will no longer serve as the Company’s Chief Accounting Officer. Mr. Mikhail will depart the Company on July 1, 2024. Mr. Mikhail’s decision to resign is not the result of any disagreement or dispute with the Company on any matter relating to the Company’s financials, operations, policies, accounting practices, or financial reporting.

Effective May 11, 2024, Girish Satya, Chief Financial Officer of the Company, will serve as the Company’s principal accounting officer. The assumption of this additional role is not expected to result in any change to Mr. Satya’s existing compensatory arrangements. Biographical and other information about Mr. Satya is included in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 20, 2024.

During the period from May 11, 2024 through July 1, 2024, Mr. Mikhail will work with the Company and Mr. Satya on transitioning his responsibilities to Mr. Satya.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEVIA PBC

Date: April 16, 2024	/s/ Lorna R. Simms
	Name:	Lorna R. Simms
	Title:	SVP, General Counsel and Corporate Secretary